EXHIBIT 10.2

SEVENTH AMENDMENT
TO AMENDED AND RESTATED LOAN AGREEMENT

THIS SEVENTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (“Seventh Amendment”) is made as of this 27th day of November, 2006, by and among BANK OF AMERICA, N.A. (“Bank of America”) (as successor-in-interest to Fleet Capital Corporation), with an office at One South Wacker Drive, Suite 3400, Chicago, Illinois 60606, individually as a Lender and as Agent (“Agent”) for itself and any other financial institution which is or becomes a party hereto (each such financial institution, including Fleet, is referred to hereinafter individually as a “Lender” and collectively as the “Lenders”), the CANADIAN PARTICIPANTS party hereto, the U.K. PARTICIPANTS party hereto, BABC GLOBAL FINANCE, INC., individually as a Lender and as Canadian Agent (“Canadian Agent”), BANK OF AMERICA, N.A., London branch (as successor-in-interest to Fleet National Bank, London branch, trading as FleetBoston Financial), individually as a Lender and as U.K. Agent (“U.K. Agent”), WELLS FARGO FOOTHILL, LLC, as Syndication Agent, LASALLE BANK NATIONAL ASSOCIATION, as Documentation Agent, the LENDERS, KATY INDUSTRIES, INC., a Delaware corporation, with its chief executive office and principal place of business at 2461 South Clark Street, Suite 630, Arlington, Virginia 22202 (“Katy” or “U.S. Borrower”), WOODS INDUSTRIES (CANADA) INC., a Canadian corporation with its chief executive office and principal place of business at 375 Kennedy Road, Scarborough, Ontario M1K 2A3 (“Woods Canada” or “Canadian Borrower”), CEH LIMITED (“CEH”), a private limited company incorporated under the laws of England and Wales and registered with Company No. 4992300 whose registered office is Cardew Way, Redruth Cornwall, TR15 1ST, England and CONTICO MANUFACTURING LIMITED (“CML” and together with CEH, collectively, “U.K. Borrower”), a private limited company incorporated under the laws of England and Wales and registered with Company No. 1338772 whose registered office is Cardew Way, Redruth Cornwall, TR15 1ST, England. Katy, Woods Canada, CEH and CML are sometimes hereinafter referred to individually as a “Borrower” and collectively as “Borrowers.”

W I T N E S S E T H:

WHEREAS, Agent, Lenders, Canadian Participants, U.K. Participants, Canadian Agent, U.K. Agent and Borrowers (other than CML) entered into a certain Amended and Restated Loan Agreement dated as of April 20, 2004, as amended by a certain First Amendment to Amended and Restated Loan Agreement dated June 29, 2004 by and among Agents, Lenders and Borrowers (other than CML), by a certain Second Amendment to Amended and Restated Loan and Security Agreement dated March 29, 2005 by and among Agents, Lenders and Borrowers (other than CML), by a certain Third Amendment to Amended and Restated Loan and Security Agreement dated April 13, 2005 by and among Agents, Lenders and Borrowers (other than CML), by a certain Fourth Amendment to Amended and Restated Loan and Security Agreement dated June 8, 2005 by and among Agents, Lenders and Borrowers (other than CML), by a certain Fifth Amendment to Amended and Restated Loan Agreement dated as of August 4, 2005 by and among Agent, Lenders and Borrowers (other than CML) and by a certain Sixth Amendment to Amended and Restated Loan Agreement dated March 9, 2006 by and among Agents, Lenders and Borrowers (other than CML) (said Loan Agreement, as so amended, is hereinafter referred to as the “Loan Agreement”); and

WHEREAS, Borrowers desire to amend and modify certain provisions of the Loan Agreement pursuant to the terms and conditions hereof;

WHEREAS, subject to the terms and conditions hereof, Agent, Lenders, Canadian Participants, U.K. Participants, U.K. Agent and Canadian Agent are willing to so amend and modify the Loan Agreement; and

NOW THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and any extension of credit heretofore, now or hereafter made by Agent and Lenders to Borrowers, the parties hereto hereby agree as follows:

1.	Definitions. All capitalized terms used herein without definition shall have the meanings given to them in the Loan Agreement.

2.
Additional and Amended Definitions. The definitions of “Net Orderly Liquidation Value” and “Seventh Amendment Effective Date” are hereby inserted into Appendix A to the Loan Agreement. On the Seventh Amendment Effective Date, the definitions of “Applicable Margin,” “Availability Block,” “Canadian Borrowing Base,” “U.K. Borrower,” “U.K. Borrowing Base,” “U.K. Loan Parties” and “U.S. Borrowing Base” are hereby deleted and the following is inserted in their stead.

“Applicable Margin” -

(a) U.K. and Canadian Loans. With respect to Revolving Credit Loans to U.K. Borrower in Sterling and Euros, to Revolving Credit Loans to Canadian Borrower in Canadian Dollars and the issuance of Canadian Letters of Credit or Canadian LC Guaranties or U.K. Letters of Credit or U.K. LC Guaranties, from the Closing Date to, but not including, the first Adjustment Date (as hereinafter defined) the percentages set forth below with respect to the Base Rate Revolving Portion, Canadian Prime Loans, the LIBOR Revolving Portion, Canadian BA Rate Loans and the Letter of Credit and LC Guaranty Fees:

Base Rate Revolving Portion or Canadian Prime Loans	2.75%
LIBOR Revolving Portion or Canadian BA Rate Loans	2.75%
LC Fee	2.50%

The percentages set forth above will be adjusted on the first day of the month following delivery by Borrowers to Agent of the financial statements required to be delivered pursuant to subsection 7.1.3(ii) of the Agreement for each March 31, June 30, September 30 and December 31 during the Term, commencing with the month ending March 31, 2007 (each such date an “Adjustment Date”), effective prospectively, by reference to the applicable “Financial Measurement” (as defined below) for the four quarters most recently ending in accordance with the following:

Financial Measurement	Base Rate Revolving Portion or Canadian Prime Loans	LIBOR Revolving Portion or Canadian BA Rate Loans	LC Fee

> 3.5 to 1	2.50%	2.50%	2.25%
> 2.5 to 1, but < 3.5 to 1	2.25%	2.25%	2.00%
> 2.0 to 1, but <2.5 to 1	2.00%	2.00%	1.75%
> 1.5 to 1, but < 2.0 to 1	1.75%	1.75%	1.50%
< 1.5 to 1	1.50%	1.50%	1.25%

provided that, (i) if Katy’s audited financial statements for any fiscal year delivered pursuant to subsection 7.1.3(i) of the Agreement reflect a Financial Measurement that yields a higher Applicable Margin than that yielded by the monthly financial statements previously delivered pursuant to subsection 7.1.3(ii) of the Agreement for the last month of such fiscal year, the Applicable Margin shall be readjusted retroactively for the period that was incorrectly calculated and (ii) if Borrowers fail to deliver the financial statements required to be delivered pursuant to subsection 7.1.3(i) or subsection 7.1.3(ii) of the Agreement on or before the due date thereof, the interest rate shall automatically adjust to the highest interest rate set forth above, effective prospectively from such due date until the next Adjustment Date.

(b) U.S. Loans. With respect to Revolving Credit Loans to U.S. Borrower in Dollars, the Term Loan, U.S. Letters of Credit, U.S. LC Guaranties and the Unused Line Fee, from the Closing Date to, but not including, the first Adjustment Date (as hereinafter defined) the percentages set forth below with respect to the Base Rate Revolving Portion, the Base Rate Term Portion, the LIBOR Revolving Portion, the LIBOR Term Portion, the Letter of Credit and LC Guaranty Fees and the Unused Line Fee:

Base Rate Revolving Portion	1.00%
Base Rate Term Portion	1.25%
LIBOR Revolving Portion	2.75%
LIBOR Term Portion	3.00%
LC Fee	2.50%
Unused Line Fee	0.50%

The percentages set forth above will be adjusted on the first day of the month following delivery by Borrower to Agent of the financial statements required to be delivered pursuant to subsection 7.1.3(ii) of the Agreement for each March 31, June 30, September 30 and December 31 during the Term, commencing with the month ending March 31, 2007 (each such date an “Adjustment Date”), effective prospectively, by reference to the applicable “Financial Measurement” (as defined below) for the four quarters most recently ending in accordance with the following:

Financial Measurement	Base Rate Revolving Portion	Base Rate Term Portion	LIBOR Revolving Portion	LIBOR Term Portion	Unused Line Fee	LC Fee

> 3.5 to 1	0.75%	1.00%	2.50%	2.75%	0.50%	2.25%
> 2.5 to 1, but <3.5 to 1	0.50%	0.75%	2.25%	2.50%	0.375%	2.00%
≥ 2.0 to 1, but < 2.5 to 1	0.25%	0.50%	2.00%	2.25%	0.375%	1.75%
> 1.5 to 1, but < 2.0 to 1	0.00%	0.25%	1.75%	2.00%	0.375%	1.50%
< 1.5 to 1	0.00%	0.00%	1.50%	1.75%	0.375%	1.25%

provided that, (i) if Katy’s audited financial statements for any fiscal year delivered pursuant to subsection 7.1.3(i) of the Agreement reflect a Financial Measurement that yields a higher Applicable Margin than that yielded by the monthly financial statements previously delivered pursuant to subsection 7.1.3(ii) of the Agreement for the last month of such fiscal year, the Applicable Margin shall be readjusted retroactively for the period that was incorrectly calculated and (ii) if Borrower fails to deliver the financial statements required to be delivered pursuant to subsection 7.1.3(i) or subsection 7.1.3(ii) of the Agreement on or before the due date thereof, the interest rate shall automatically adjust to the highest interest rate set forth above, effective prospectively from such due date until the next Adjustment Date. For purposes of paragraphs (a) and (b) of this definition of Applicable Margin, “Financial Measurement” shall mean the Leverage Ratio (as such term is defined in Exhibit 7.3). The foregoing notwithstanding, as of any date on which the aggregate outstanding principal balance of the Term Loan is $10,000,000 or less, then each percentage contained in the above table for Base Rate Term Portion and LIBOR Term Portion shall be reduced by 0.25%.

* * *

Availability Block - $0 from and after the Seventh Amendment Effective Date.

* * *

Canadian Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

(i)	the Canadian Sublimit, or

(ii)	an amount equal to:

(a) 85% of the net amount of Eligible Accounts of Canadian Loan Parties outstanding at such date; plus

(b) the lesser of (i) $8,000,000 or (2) 85% of the Net Orderly Liquidation Value of Eligible Inventory of Canadian Loan Parties at such date, minus (subtract from the sum of (a) and (b) above); plus

(c) to the extent not included in the U.K. Borrowing Base as evidenced by a Borrowing Base Certificate, 85% of the net amount of Eligible Accounts of U.K. Loan Parties outstanding at such date; plus

(d) to the extent not included in the U.K. Borrowing Base as evidenced by a Borrowing Base Certificate, the lesser of (1) $ 6,000,000 or (2) 85% of the Net Orderly Liquidation Value of Eligible Inventory of U.K. Loan Parties at such date; minus

(e) the sum of (1) the Hedge Reserve applicable to Canadian Loan Parties, (2) Dilution Reserves applicable to Canadian Loan Parties, (3) Rent Reserves applicable to Canadian Loan Parties, (4) the Revolving Loan Repayment Reserve applicable to Canadian Loan Parties, (5) any Reserve established by Canadian Agent in its Permitted Discretion for Prior Claims, (6) the PAYE Reserve (to the extent Eligible Accounts and Eligible Inventory of U.K. Loan Parties are included in the Canadian Borrowing Base) and (7) the aggregate amount of other reserves applicable to Canadian Loan Parties, if any, established by Agent in the exercise of its Permitted Discretion against Eligible Accounts and Eligible Inventory.

provided that Agent, in the exercise of its Permitted Discretion, may (a) increase or decrease reserves against Eligible Accounts Receivable and Eligible Inventory and (b) reduce the advance rates provided in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the Closing Date.

For purposes hereof, (1) the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts, less any and all returns, rebates, discounts (which may, at Agent’s option, be calculated on shortest terms), credits allowance or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such accounts at such time and (2) the amount of Eligible Inventory shall be determined on a first-in, first-out, lower of cost or market basis in accordance with GAAP, with costs adjusted for differences between standard and actual costs.

* * *

Net Orderly Liquidation Value - with respect to any item of Collateral in which Agent for its benefit and the benefit of Lender has a first perfected security interest (subject to Permitted Liens), the amount estimated to be recoverable in the orderly liquidation of such item of Collateral over a three month period with respect to Inventory or a six month period with respect to Equipment or any other item of such Collateral, net of liquidation expenses (as estimated by Agent), such amount to be determined by an appraisal of such item of Collateral (on a category a type basis) conducted by a qualified company selected by Agent in its reasonable discretion as provided in Section 2.10 of the Agreement (or if such Collateral turns over in the ordinary course of business, based upon the assumptions derived from the most recent such appraisal of Collateral similar in type) or as determined by Agent in the reasonable exercise of its discretion.

* * *

Seventh Amendment Effective Date - as defined in Section 10 of the Seventh Amendment.

* * *

U.K. Borrower - CEH Limited, a private company incorporated under the laws of England and Wales and Contico Manufacturing Limited, a private company incorporated under the laws of England and Wales.

U.K. Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

(i) the U.K. Sublimit, or

(ii) an amount equal to:

(a) 85% of the net amount of Eligible Accounts of U.K. Loan Parties outstanding at such date; plus

(b) the lesser of (1) $6,000,000 or (2) 85% of the Net Orderly Liquidation Value of Eligible Inventory of U.K. Loan Parties at such date, minus (subtract from the sum of (a)and (b) above); plus

(c) to the extent not included in the Canadian Borrowing Base as evidenced by a Borrowing Base Certificate, 85% of the net amount of Eligible Accounts of Canadian Loan Parties outstanding at such date; plus

(d) to the extent not included in the Canadian Borrowing Base as evidenced by a Borrowing Base Certificate, the lesser of (1) $8,000,000 or (2) 85% of the Net Orderly Liquidation Value of Eligible Inventory of Canadian Loan Parties at such date; minus

(e) the sum of (1) the Hedge Reserve applicable to U.K. Loan Parties, (2) Dilution Reserves applicable to U.K. Loan Parties, (3) Rent Reserves applicable to U.K. Loan Parties, (4) the Revolving Loan Repayment Reserve applicable to U.K. Loan Parties, (5) the PAYE Reserve, (6) the aggregate amount of other reserves applicable to U.K. Loan Parties, if any, established by Agent in the exercise of its Permitted Discretion against Eligible Accounts and Eligible Inventory and (7) any reserve established by Canadian Agent in its Permitted Discretion for prior claims (to the extent Eligible Accounts and Eligible Inventory of Canadian Loan Parties are included in the U.K. Borrowing Base).

provided that Agent, in the exercise of its Permitted Discretion, may (a) increase or decrease reserves against Eligible Accounts Receivable and Eligible Inventory and (b) reduce the advance rates provided in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the Closing Date.

For purposes hereof, (1) the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts, less any and all returns, rebates, discounts (which may, at Agent’s option, be calculated on shortest terms), credits allowance or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such accounts at such time and (2) the amount of Eligible Inventory shall be determined on a first-in, first-out, lower of cost or market basis in accordance with GAAP, with costs adjusted for differences between standard and actual costs. In addition, Borrowers acknowledge that no Accounts or Inventory of CML shall be included within Eligible Accounts or Eligible Inventory of U.K. Loan Parties until such time as Agent has conducted its due diligence on such assets to Agent’s satisfaction in its Permitted Discretion and such assets satisfy all of the criteria of Eligible Accounts and Eligible Inventory, including, without limitation, that Agent has a valid and perfected First Priority Lien on such assets.

* * *

U.K. Loan Parties - CEH Limited and Contico Manufacturing Limited.

* * *

U.S. Borrowing Base - as at any date of determination thereof, an amount equal to the lesser of:

(i)	the U.S. Revolving Loan Commitment, or

(ii)	an amount equal to:

(a) 85% of the net amount of Eligible Accounts of U.S. Loan Parties (as defined below) outstanding at such date; plus

(b) the lesser of (1) $60,000,000 or (2) 85% of the value of the Net Orderly Liquidation Value of Eligible Inventory of U.S. Loan Parties at such date; plus

(c) to the extent not included in the U.K. Borrowing Base or the Canadian Borrowing Base as evidenced by a Borrowing Base Certificate, 85% of the net amount of Eligible Accounts of U.K. Loan Parties (other than CML) outstanding at such date; plus

(d) to the extent not included in the U.K. Borrowing Base or the Canadian Borrowing Base as evidenced by a Borrowing Base Certificate, the lesser of (1) $6,000,000 or (2) 85% of the Net Orderly Liquidation Value of Eligible Inventory of U.K. Loan Parties (other than CML) at such date; minus

(e) the sum of (1) the Hedge Reserve applicable to U.S. Loan Parties, (2) Dilution Reserves applicable to U.S. Loan Parties, (3) Rent Reserves applicable to U.S. Loan Parties, (4) the Revolving Loan Repayment Reserve applicable to U.S. Loan Parties, (5) the PAYE Reserve (to the extent Eligible Accounts and Eligible Inventory of U.K. Loan Parties (other than CML) are included in the U.S. Borrowing Base) and (6) the aggregate amount of other reserves applicable to U.S. Loan Parties, if any, established by Agent in the exercise of its Permitted Discretion against Eligible Accounts and Eligible Inventory.

provided that Agent, in the exercise of its Permitted Discretion, may (a) increase or decrease reserves against Eligible Accounts Receivable and Eligible Inventory and (b) reduce the advance rates provided in this definition, or restore such advance rates to any level equal to or below the advance rates in effect as of the Closing Date.

For purposes hereof, (1) the net amount of Eligible Accounts at any time shall be the face amount of such Eligible Accounts, less any and all returns, rebates, discounts (which may, at Agent’s option, be calculated on shortest terms), credits allowance or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such accounts at such time and (2) the amount of Eligible Inventory shall be determined on a first-in, first-out, lower of cost or market basis in accordance with GAAP, with costs adjusted for differences between standard and actual costs.

3.	U.S. Revolver. The last sentence of subsection 1.1.1(a) of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“1.1 Loans.

1.1.1 Revolving Credit Loans.

(a) U.S. Revolver. . . . . The U.S. Revolving Credit Loans made by the Lenders for the benefit of U.S. Borrower shall be denominated in Dollars. The U.S. Revolving Credit Loans shall be repayable in accordance with the terms of the U.S. Revolving Notes and shall be secured by all of the U.S. Collateral and that portion (if any) of the U.K. Collateral owned by CEH.”

* * *

4.	Canadian and U.K. Sublimit of Euro Sublimit. Subparagraphs (e) and (f) of subsection 1.1.1 are hereby deleted and the following are inserted in their stead:

“1.1 Loans.

1.1.1 Revolving Credit Loans.

* * *

(e) Canadian and U.K. Sublimit. Although Canadian Revolving Credit Loans will be funded in Canadian Dollars and U.K. Revolving Credit Loans will be funded in Sterling or Euros, the Canadian Sublimit and U.K. Sublimit are denominated in Dollars. As of the Closing Date, the Canadian Sublimit and U.K. Sublimit are allocated as set forth below:

Canadian Sublimit          $15,000,000

U.K. Sublimit                   $8,000,000

(f) Euro Sublimit. U.K. Lender shall not be required to fund U.K. Revolving Credit Loans in Euros or issue or cause to be issued U.K. Letters of Credit denominated in Euros if the Dollar Equivalent of the aggregate principal amount of the U.K. Revolving Credit Loans funded or to be funded in Euros and the undrawn available amount of outstanding U.K. Letters of Credit issued or to be issued and denominated in Euros exceeds $1,000,000.”

5.	Term Loan. Section 1.6 of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“1.6 Term Loan. Pursuant to the terms of the Loan Agreement, Lenders extended to Katy a term loan (the “2004 Term Loan”) in the amount of Twenty Million Dollars ($20,000,000). As of the Seventh Amendment Effective Date, the outstanding principal balance of the 2004 Term Loan owed to Lenders is $11,636,424.42. Subject to the fulfillment or waiver of all the conditions precedent to the effectiveness of the Seventh Amendment, each U.S. Lender shall make additional term loans (collectively, the “2006 Term Loan”) to Katy in the aggregate principal amount equal to the amount set forth below such Lender’s name on the signature pages to this Agreement (such Lender’s “2006 Loan Commitment”), which 2006 Term Loan shall be made not later than the seventh day after the Seventh Amendment Effective Date as requested by Katy. The aggregate amount of the 2006 Loan Commitment is $1,363,575.58. On the Seventh Amendment Effective Date, the 2004 Term Loan and the 2006 Term Loan shall be combined into one term loan (the “Term Loan”) in the aggregate principal amount of Thirteen Million Dollars ($13,000,000) and the Term Loan shall be evidenced by amended and restated promissory notes executed and delivered by Katy to each U.S. Lender, the forms of which are attached hereto and made a part hereof as Exhibit 1.6 to this Agreement (the “Term Note(s)”), shall bear interest as specified in Section 2.1 and shall be repayable in accordance with the terms of the Term Notes. The proceeds of the Term Loan were or shall be used by Katy solely for the purposes for which the proceeds of the Revolving Credit Loans are authorized to be used. Upon the closing of the transactions contemplated by this Agreement, the promissory notes evidencing the 2004 Term Loan shall be returned to Katy marked “Amended and Superceded.”

6.	Term Loan Principal. Subsection 3.2.1(ii) of the Loan Agreement is hereby deleted and the following is inserted in its stead:

“3.2.1 Principal.

* * *

(ii) Term Loan. The aggregate principal amount of the Term Loan shall be payable in quarterly installments, together with accrued and unpaid interest thereon, commencing on April 1, 2007 and continuing on each July 1, October 1, January 1 and April 1 thereafter to and including April 1, 2009 in installments of Three Hundred Seventy-Five Thousand Dollars ($375,000) each. The entire remaining principal amount of the Term Loan shall be due and payable on April 19, 2009.”

7.
Sale of United Kingdom Consumer Plastics Group and English Real Estate. Agent and Lenders consent to the sale by Loan Parties of its U.K. Consumer Plastics business group or division and the real Property commonly known as Cardew Way, Redruth, Cornwall TR15 1ST, England so long as (i) after giving effect to either such sale, no Event of Default has occurred and is continuing, (ii) such sale is consummated on substantially the same terms and conditions as outlined on Exhibit A attached hereto and (x) with respect to the sale of the U.K. Consumer Plastics division or business group, in substantially the form of the draft Share Purchase Agreements between CEH, Katy and Jardin International Holding BV, an affiliate of Keter Plastics Ltd. dated on or about November 23, 2006, a true and correct copy of which has been delivered to Agent and (y) with respect to the real Property described above, on customary terms for a cash purchase price of at least $4,000,000 and (iii) the sale of the U.K. Consumer Plastics group or division shall be consummated on or prior to November 30, 2006 and the sale of such real Property shall be consummated on or prior to March 31, 2007. Borrowers, Agent and Lenders consent and agree that the proceeds from the sale of the U.K. Consumer Plastics business group or division and such real Property shall be paid to Agent for application to the U.S. Revolving Credit Loans.

8.
Financial Covenants. Upon the Seventh Amendment Effective Date, Exhibit 7.3 attached to the Loan Agreement shall be deemed deleted and Exhibit 7.3 attached hereto and incorporated herein shall be inserted in its stead.

9.
Amendment Fee. In order to induce Agent and Lenders to enter into this Seventh Amendment, Borrowers agree to pay to Agent for the ratable benefit of U.S. Lenders an amendment fee in the amount of $103,000. Said fee shall be due and payable and shall be deemed fully earned and non-refundable on the Seventh Amendment Effective Date.

10.	Condition Precedent. This Seventh Amendment shall become effective upon:

(w) the execution and delivery of this Seventh Amendment by each of Borrowers, Agents and Lenders;

(x) the execution by Katy and delivery by Katy to each U.S. Lender of the amended and restated Term Notes as contemplated by Section 1.6 of the Loan Agreement as amended by this Seventh Amendment;

(y) Borrower shall have paid to Agent the amendment fee referred to in Section 7 of the Seventh Amendment; and

(z) CML and CEH shall have executed and delivered to Agent an Amended and Restated U.K. Revolving Note in the form attached hereto and incorporated herein as 1.1.(b).

The date on which such condition precedent is satisfied shall be referred to as the “Seventh Amendment Effective Date.”

11.	Continuing Effect. Except as otherwise specifically set out herein, the provisions of the Loan Agreement shall remain in full force and effect.

12.
Governing Law. This Seventh Amendment and the obligations arising hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois applicable to contracts made and performed in such state, without regard to the principles thereof regarding conflicts of laws.

13.	Counterparts. This Seventh Amendment may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

(Signature Page Follows)

(Signature Page to Seventh Amendment to Loan Agreement)

IN WITNESS WHEREOF, this Seventh Amendment has been duly executed on the day and year specified at the beginning of this Seventh Amendment.

KATY INDUSTRIES, INC. By: /s/ Amir Rosenthal Name: Amir Rosenthal Title: Vice President and CFO

(Signature Page to Seventh Amendment to Loan Agreement)

CEH LIMITED By: /s/ Christopher W. Anderson Name: Christopher W. Anderson Title: Authorized Manager and By: /s/ Christopher Lacovara Name: Christopher Lacovara Title: Authorized Manager

CONTICO MANUFACTURING LIMITED

By: /s/ Christopher W. Anderson
Name: Christopher W. Anderson
Title: Authorized Manager

and

By: /s/ Christopher Lacovara
Name: Christopher Lacovara
Title: Authorized Manager

(Signature Page to Seventh Amendment to Loan Agreement)

WOODS INDUSTRIES (CANADA) INC. By: /s/ Amir Rosenthal Name: Amir Rosenthal Title: Secretary

(Signature Page to Seventh Amendment to Loan Agreement)

BANK OF AMERICA, N.A., as predecessor-in-interest to Fleet Capital Corporation, as Agent and as a Lender By: /s/ Jason Riley Name: Jason Riley Title: Vice President
2004 Term Loan: $4,760,355.44 2006 Term Loan: $557,826.38 Term Loan: $5,318,181.82

(Signature Page to Seventh Amendment to Loan Agreement)

WELLS FARGO FOOTHILL LLC, as Syndication Agent and Lender By: /s/ Yelena Kravchuk Name: Yelena Kravchuk Title: Assistant Vice President
2004 Term Loan: $3,173,570.30 2006 Term Loan: $371,884.25 Term Loan: $3,545,454.55

(Signature Page to Seventh Amendment to Loan Agreement)

LASALLE BANK NATIONAL ASSOCIATION, as Documentation Agent and as a Lender By: /s/ Mark Mital Name: Mark Mital Title: Senior Vice President
2004 Term Loan: $2,644,641.91 2006 Term Loan: $309,903.54 Term Loan: $2,954,545.45

(Signature Page to Seventh Amendment to Loan Agreement)

UPS CAPITAL CORPORATION, as a Lender By: /s/ John P. Holloway Name: John P. Holloway Title: Director of Portfolio Management
2004 Term Loan: $1,057,856.77 2006 Term Loan: $123,961.41 Term Loan: $1,181,818.18

(Signature Page to Seventh Amendment to Loan Agreement)

BANK OF AMERICA, N.A., London branch, as U.K. Agent and U.K. Lender By: /s/ Justin Charles Van Ast Name: Justin Charles Van Ast Title: Assistant Vice President

(Signature Page to Seventh Amendment to Loan Agreement)

BABC GLOBAL FINANCE, INC., as Canadian Agent and Canadian Lender By: /s/ L.M. Junior Del Brocco Name: L.M. Junior Del Brocco Title: Senior Vice President

(Signature Page to Seventh Amendment to Loan Agreement)

Accepted and Agreed to this 27th day of November, 2006.

GUARANTORS: KKTY HOLDING COMPANY, L.L.C. By: /s/ Christopher W. Anderson Name: Christopher W. Anderson Title: Authorized Manager
AMERICAN GAGE & MACHINE CO. By: /s/ Amir Rosenthal Name: Amir Rosenthal Title: Vice President
CONTINENTAL COMMERCIAL PRODUCTS, LLC By: /s/ Amir Rosenthal Name: Amir Rosenthal Title: Vice President
PTR MACHINE CORP. By: /s/ Amir Rosenthal Name: Amir Rosenthal Title: Secretary
SAVANNAH ENERGY SYSTEMS COMPANY By: /s/ Amir Rosenthal Name: Amir Rosenthal Title: Secretary
WOODS INDUSTRIES, INC. By: /s/ Amir Rosenthal Name: Amir Rosenthal Title: Vice President

EXHIBIT 7.3

FINANCIAL COVENANTS

DEFINITIONS

Consolidated EBITDA - for any period, the sum, without duplication, of the amounts for such period of (i) Consolidated Net Income, (ii) interest expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) all unusual expenses and all other non-capitalized restructuring expenses (including costs and expenses attributable to employee severance obligations and facility consolidation costs) for such period to the extent not disallowed by Agent in its sole discretion, (vii) any payment of or accrual for the Management Fee under the Management Agreement, (viii) all other payments made to K&C and its Affiliates during such period for expenses incurred on behalf of Parent, Katy or any of their respective Subsidiaries pursuant to Kohlberg Agreements, (ix) any non-cash expense incurred with respect to Katy’s stock appreciation rights plan (“SAR”) and (x) any non-cash expense with respect to changes in market value of any options to purchase Katy’s Common Stock and (xi) other non-cash items (other than any such non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period), but only, in the case of clauses (ii)-(xi), to the extent deducted in the calculation of Consolidated Net Income less other non-cash items added in the calculation of Consolidated Net Income (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period), all of the foregoing as determined on a consolidated basis for Katy and its Subsidiaries in conformity with GAAP; provided that there shall be subtracted from the sum of items (i) through (xi) above (x) the amount of any cash expenditure made within the applicable period pursuant to the SAR, to the extent that the amount of such cash expenditure was expensed or will be expensed against a prior or future period’s Consolidated Net Income and (y) the amount of cash expenditure incurred in connection with the reduction of any restructuring or similar reserve, unless such amount was already charged against Consolidated Net Income for the applicable period (for fiscal periods ending prior to December 31, 2006, said amount shall be deemed to be $175,000 per fiscal quarter); provided, further, that (a) in the event any Loan Party makes an acquisition of any Person or any division or any business unit permitted hereunder or consented to by Majority Lenders during such period, if Katy provides Agent and Lenders financial statements with respect to the business so acquired (which financial statements shall have been audited by one of the “Big 4” accounting firms or another nationally recognized accounting firm reasonably satisfactory to Agent or financial statements otherwise satisfactory to Agent) reasonably satisfactory to Majority Lenders, Consolidated EBITDA for such period shall be calculated on a pro forma basis, taking into account the elimination of non-recurring expenses, based on the results of such acquired Person or acquired assets as if such acquisition had occurred on the first day of such period, and (b) in the event any Loan Party makes a Permitted Disposition (or any other disposition of any Person or any division or any business unit permitted hereunder or consented to by the Majority Lenders) during such period, Consolidated EBITDA for such period shall be calculated on a pro forma basis, based on the results of such disposed Person or disposed assets as if such Permitted Disposition (or such other disposition) had occurred on the first day of such period.

Consolidated Fixed Charges, with respect to any period, the sum of: (i) scheduled principal payments required to be made during such period in respect to Indebtedness for Money Borrowed (including the principal portion of Capitalized Lease Obligations), plus (ii) Consolidated Interest Expense payable in cash for such period, all as determined for Borrowers and their Subsidiaries on a Consolidated basis and in accordance with GAAP. For fiscal periods ending on or prior to December 31, 2006, scheduled principal payments with respect to the Term Loan shall be deemed to be $375,000 per fiscal quarter.

Consolidated Interest Expense- for any period, total interest expense of Katy and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness for Money Borrowed of Katy and its Subsidiaries, including, without limitation, net costs under Interest Rate Agreements, but excluding, however, (i) any amounts referred to in the Fee Letter or amortization thereof, (ii) any deferred financing fees or amortization thereof, (iii) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing, (iv) unused line charges, (v) non-cash charges included in interest expense other than in clauses (i) and (ii) and (vi) to the extent included in interest expense, costs associated with the unsuccessful second lien financing abandoned prior to the Closing Date. For fiscal periods ending on or prior to December 31, 2006, interest expense shall be deemed to be $950,000 per fiscal quarter.

Consolidated Net Income, for any period, the net income (or loss) of Katy on a Consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Katy) in which any other Person (other than Katy or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Katy or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Katy or is merged into or consolidated with Katy or any of its Subsidiaries or that Person’s assets are acquired by Katy or any of its Subsidiaries, (iii) the income of any Subsidiary of Katy to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, (v) any LIFO reserves of CCP to the extent such LIFO reserves decrease or increase net income of CCP, and (vii)(to the extent not included in clauses (i) through (v) above) any net extraordinary gains or net extraordinary losses.

Fixed Charge Coverage Ratio, with respect to any period, the ratio of (i) Consolidated EBITDA for such period minus the sum of (a) any income taxes paid in cash during such period plus (b) non-financed Capital Expenditures during such period, to (ii) Consolidated Fixed Charges for such period, all as determined for Borrowers and their Subsidiaries on a Consolidated basis and in accordance with GAAP. In the event Consolidated EBITDA is adjusted on a pro forma basis as provided in the definition thereof as a result of a permitted acquisition or Permitted Disposition, Consolidated Fixed Charges, income taxes and Capital Expenditures shall also be appropriately adjusted in a manner satisfactory to Agent in its Permitted Discretion on a pro forma basis to reflect changes resulting from such transaction as if all such events had occurred on the first day of such period.

A. Fixed Charge Coverage Ratio. Katy shall not permit the Fixed Charge Coverage Ratio for any period set forth below to be less than the ratio set forth below opposite such period:

Period	Ratio
Four Fiscal Quarters Ending December 31, 2006 and each March 31, June 30, September 30 and December 31 thereafter	1.10 to 1